UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2019, PAVmed Inc. (the “Company”) appointed Dennis M. McGrath as its President. Mr. McGrath also will continue to serve as the Company’s Chief Financial Officer and Corporate Secretary. His biographical information is set forth in the Company’s definitive proxy statement on Schedule 14A filed on August 24, 2018, and such information is incorporated herein by reference. Mr. McGrath does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on March 15, 2019, the Company entered into an amended and restated employment agreement with each of Lishan Aklog, M.D., the Company’s Chairman of the Board and Chief Executive Officer, and Mr. McGrath (each employment agreement as in effect from time to time, an “Employment Agreement”). The amendment and restatement of each Employment Agreement effected the following modifications, among others:

●	The term of each Employment Agreement was extended to March 15, 2022. In addition, the term of each Employment now will automatically renew for periods of one year unless either party gives written notice to the other party at least 60 days prior to the end of the term or at least 60 days prior to any one-year renewal period, that the Employment Agreement will not be further extended.

●	Dr. Aklog will receive a monthly allowance of $3,300 for transportation and business-related club membership expenses.

●	Effective on the signing of the amended and restated Employment Agreements, Dr. Aklog was granted 200,000 shares of restricted common stock of the Company and Mr. McGrath was granted 500,000 shares of restricted common stock of the Company. The shares were issued pursuant to the Company’s Second Amended 2014 Long-Term Incentive Plan. The restricted stock vests in three equal annual installments commencing on March 15, 2020. The shares are subject to forfeiture in the event the executive’s employment terminates prior to vesting, except that the shares will become immediately vested in the event of termination for “good reason” or immediately after a change of control (as defined in the Company’s form of indemnification agreement).

●	The definition of “good reason” in each Employment Agreement was amended to include any termination by the executive within 60 days following a change of control.

●	With respect to changes in payments upon termination of employment:

○	Dr. Aklog will be entitled, subject to certain conditions, to receive his base salary for 12 months following termination of his employment by the Company without “cause” or by him for “good reason” (or for 24 months, in the event the termination occurs within 60 days following a change of control). Previously, in such circumstances, Dr. Aklog was entitled to receive 150% of his base salary through the end of the term. In addition, in such circumstances, Dr. Aklog will receive the following new benefits: (i) a pro rata portion of any annual bonus to which he would have been entitled, and (ii) health insurance coverage for up to 12 months if he elects continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

○	The length of time Mr. McGrath is entitled, subject to certain conditions, to receive his base salary following termination of his employment by the Company without “cause” or by him for “good reason” was extended to 12 months (or to 24 months, in the event the termination occurs within 60 days following a change of control). In addition, in such circumstances, the length of time that Mr. McGrath is entitled to receive continued health insurance coverage pursuant to COBRA was extended to up to 12 months.

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●	The length of time following termination of employment during which Dr. Aklog would be subject to noncompetition and similar restrictive covenants was increased from six months to one year, or two years in the case of a change of control. The length of time following termination of employment during which Mr. McGrath would be subject to noncompetition and similar restrictive covenants was reduced from two years to one year, except in the case of a change of control it will remain two years.

The foregoing is only a summary of the material terms of the amended and restated Employment Agreements. It does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the full text of the amended and restated Employment Agreements, which are filed as exhibits to this Current Report.

Item 7.01.	Regulation FD Disclosure

Attached as exhibit 99.1 to this Current Report, is a press release dated March 20, 2019, issued by the Company, providing an update on certain product developments.

The information furnished under this Item 7.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 8.01.	Other Events

On March 20, 2019, the Company elected to reduce the conversion price of its outstanding Senior Secured Convertible Note with an initial principal amount of $7,750,000 (the “Convertible Note”), for a limited period of time.

As previously disclosed, on December 27, 2018, the Company entered into a securities purchase agreement with an institutional investor and simultaneously consummated the sale to the institutional investor of the Convertible Note in a private placement. Under the terms of the Convertible Note, it is convertible, at the option of the holder, into shares of the Company’s common stock at an initial conversion price of $1.60 per share, subject to adjustment.

The Convertible Note also permits the Company to voluntarily reduce the conversion price. Accordingly, for the 21-day period commencing on March 20, 2019 and ending on April 9, 2019, the conversion price will be reduced from $1.60 per share to a price per share equal to the greater of (i) $1.00, and (ii) the closing sale price of the common stock on the most recent trading day (as recalculated each day during the 21-day period). The holder of the Convertible Note may not convert the note into more than 1,000,000 shares of the Company’s common stock at the reduced conversion price. After the end of the 21-day period, or upon the conversion of the Convertible Note into 1,000,000 shares of the Company’s common stock, if earlier, the conversion price will return to $1.60 per share.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Amended and Restated Employment Agreement with Lishan Aklog, M.D.

10.2	Amended and Restated Employment Agreement with Dennis M. McGrath.

99.1	Press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2019	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
Executive Vice President and Chief Financial Officer

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